Exhibit (h)(i)(B)
                                     FORM OF
                          ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT, effective as of October 1, 2004 by and between FIFTH THIRD FUNDS, a Massachusetts business trust (the "Trust") and THE FIFTH THIRD BANK, an Ohio banking corporation ("Bank").

         WITNESSETH THAT:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to hire the Bank to serve as its accounting services agent, and the Bank is willing to act in such capacities upon the terms and conditions herein set forth;

         NOW THEREFORE, in consideration of the premises and of the mutual convenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION I
         1.01 APPOINTMENT.

         Bank is hereby appointed to provide the Trust with certain accounting services, and Bank accepts such appointment and agrees to provide such services under the terms and conditions set forth herein.

         1.02. GENERAL LEDGER.

         Bank will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. Bank will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with the amortized cost method of valuation described in Rule 2a-7 under the 1940 Act. Bank shall have no responsibility to maintain daily market valuations of the Trust's portfolio securities or to ensure compliance with Rule 2a-7 under the 1940 Act.

         1.03. RECORDS AND REPORTS.

         Bank will maintain such books and records as are necessary to enable it to perform its duties under this Agreement. Bank will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of the Funds. In addition, Bank will prepare and maintain complete, accurate and current records with respect to the Trust required to be maintained by the Trust under the Code and Under the 1940 Act and will preserve said records in the manner and for the periods prescribed in the Code and such rules and regulations. The retention of such records shall be at the expense of the Trust. All of the records prepared and maintained by Bank pursuant to this Section 2.03 which are required to be maintained by the Trust under the Code and the 1940 Act will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust or to any person designated by the Trust at the Trust's expense, and Bank shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust or any such person.

         1.04  PAYMENT OF THE TRUST'S EXPENSES.

         Bank shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Bank shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Bank and mailed to the appropriate party.

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         1.05. COOPERATION WITH ACCOUNTANTS.

         Bank shall cooperate with and assist the Trust's independent public accountants and shall take all reasonable action in the performance o fits obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

         1.06. FORMS N-SAR AND N-CSR.

         Bank shall maintain such record within its control and as shall be requested by the Trust to assist the Trust in fulfilling the requirements of Forms N-SAR and N-CSR.

         SECTION II
         FEES AND CHARGES

         For performing its services under this Agreement, each series of the Trust shall pay Bank a fee in accordance with the schedule attached hereto as Schedule A and shall reimburse Bank for any out-of-pocket expenses and advances which are to be paid by the Trust in accordance with Section IV of the Agreement. All fees and advances will be billed by Bank at the end of each month. Payment by the Trust will be due within thirty business days of receipt of the invoice.

         SECTION III
         EXPENSES

         Bank shall furnish, at its expense and without cost to the Trust (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by Bank under this
Section IV shall be paid by the Trust, including, but not limited to costs and expenses for postage, enveloped, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage or records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on Bank for services provided under this Agreement.

         SECTION IV
         ACCESS TO BANK'S RECORDS

         Bank shall arrange for the Trust and its authorized agents to have direct access with Bank through a telecommunications system allowing the Trust and its authorized agents to place purchase, redemption and other transaction orders and providing access to distribution factors, yields and account balances. This arrangement shall be in effect during Bank's normal business hours.

         SECTION V
         COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS

         Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Bank, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus and statement of additional information of the Trust, for complying with all applicable requirements of the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction.

         SECTION VI
         CONFIDENTIALITY

         Bank agrees to treat all records and other information relative to the trust and its prior, present or potential shareholders confidentially and Bank on behalf of itself and its employees agrees to keep confidential all such information, except (after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Bank may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

         SECTION VII
         REFERENCES TO BANK

         The Trust shall not circulate any printed matter which contains any reference to Bank without the prior written approval of Bank, expecting solely such printed matter as merely identifies Bank as Accounting Services Agent. The Trust will submit printed matter requiring approval to Bank in draft form, allowing sufficient time for review by Bank and its counsel prior to any deadline for printing.

         SECTION VIII
         EQUIPMENT FAILURES

         In the event of equipment failure beyond Bank's control, Bank shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Bank shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         SECTION IX
         STANDARD OF CARE/INDEMNIFICATION

         9.01 STANDARD OF CARE.

         Bank shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provide, however, that Bank shall be held to any higher standard of care which would be imposed upon Bank by any applicable law or regulation as if such stated standard of care was not part of the Agreement.

         9.02 INDEMNIFICATION BY TRUST.

         Bank shall not be responsible for and the Trust shall indemnify and hold Bank harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liability arising out of or attributable to:

          (1) The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder.

          (2) The reliance on or use by Bank or its agents of subcontractors of information, records, and documents in proper form which

               (a) are received by Bank or its agents or subcontractors and furnished to it by or on behalf of the Trust, its shareholders, or investors regarding the purchase, redemption, or transfer of shares and shareholder account information, or

               (b) have been prepared and/or maintained by the Trust or its affiliated or any other person or firm on behalf of the Trust.

          (3) The reliance on, or the carrying out by Bank or its agents or subcontractors of instructions of the Trust.

          (4) The offer or sale of shares of the Trust in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such shares in such state.

         Provided, however, that Bank shall not be protected by this Section
9.02 from liability for any act or omission resulting from Bank's lack of good faith, negligence, willful misconduct, or failure to meet the standard of care set forth hereinabove.

         9.03 INDEMNIFICATION BY BANK

         Bank shall indemnify and hold the Trust harmless from an against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liability arising out of or attributed to any action or failure or omission to act by Bank as a result of Bank's lack of good faith, negligence, willful misconduct, or failure to meet the standard of care set forth hereinabove.

         9.04 RELIANCE.

         At any time Bank may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by Bank under this Agreement, and Bank shall be indemnified by the Trust for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations. Bank, its agents and subcontractors shall be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any current or former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         9.05 NOTIFICATION.

         In order that the indemnification provisions contained in this Section X shall apply, upon the assertions of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

         SECTION X
         MAINTENANCE OF INSURANCE COVERAGE

         At all times during the term of this Agreement, Bank shall maintain a Trust's Errors & Omissions insurance policy and the Trust's Fidelity bond, both of which shall include coverage of Bank's officers and employees. The scope of coverage shall be the same as the minimum requested by the 1940 Act.

         SECTION XI
         TERMINATION

         Either party may terminate this Agreement on any date by giving the other party at least ninety (90) days prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the trust shall pay to Bank, within five business days from the termination date, such compensation as may be due as of the date of such termination, and shall likewise reimburse Bank for any out-of-pocket expenses and disbursements reasonably incurred by Bank to such date. In the event that in connection with termination of this Agreement a successor to any of Bank's duties or responsibilities under this Agreement is designated by the Trust by written notice to Bank, Bank shall, promptly upon such termination and at the expense of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address and tax identification or Social Security number), a record of the accounts of such shareholders and the status thereof, and all other relevant books, records and other date established or maintained by Bank under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Bank's cognizant personnel in the establishment of books, records and other data by such successor.

         SECTION XII
         LIMITATION OF LIABILITY

         The term "Fifth Third Funds" means and refers to the trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may bee, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such officer shall be deemed to have been made by any of term individually or to impose any liability on any of them personally, but shall bind only the trust property of the a Trust.

         SECTION XIII
         NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be BISYS Fund Services, 3435 Stelzer Road, Columbus, Ohio 43219, and the address of Bank shall be 38 Fountain Square Plaza, Cincinnati, Ohio 45202.

         SECTION XIV
         ASSIGNMENT

         Bank may assign and transfer any and all obligations and duties under this Agreement to its agent(s) and the Trust shall deal with Bank's agent(s) the same as if the Bank itself. Bank shall remain responsible for all obligations and duties performed by agents.

         SECTION XV
         MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST

         This Agreement shall be governed by the laws of the State of Ohio. The names "Fifth Third Funds" and "Trustees of Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated as of September 15, 1988, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of " Fifth Third Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         SECTION XVI
         MISCELLANEOUS

         Nothing in this Agreement shall prevent Bank or any affiliated person (as defined in the 1940 Act) of Bank from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Bank expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

         The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or other wise affect their construction or effect.

         In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing term.

         This Agreement shall be governed by the laws of the State of Ohio.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, in any, by the United State Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FIFTH THIRD FUNDS                           FIFTH THIRD BANK



By: _________________________               By: ____________________________
Name:                                           Name:
Title:                                          Title:

                                                         DATED: OCTOBER 1, 2004

                               FORM OF SCHEDULE A

                                     TO THE
                          ACCOUNTING SERVICES AGREEMENT
                            BETWEEN FIFTH THIRD FUNDS
                              AND FIFTH THIRD BANK

The following sets forth the list of Funds included and the compensation paid by the Funds to Fifth Third Bank for its services under the Accounting Services
Agreement:

I.   Funds:

Fifth Third Government Money Market Fund
Fifth Third Prime Money Market Fund
Fifth Third Municipal Money Market Fund
Fifth Third U.S. Treasury Money Market Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third Institutional Money Market Fund
Fifth Third Michigan Municipal Money Market Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Quality Growth Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Select Stock Fund
Fifth Third Balanced Fund
Fifth Third Mid Cap Growth Fund
Fifth Third International Equity Fund
Fifth Third Technology Fund
Fifth Third Intermediate Bond Fund
Fifth Third Bond Fund
Fifth Third U.S. Government Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third Strategic Income Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Small Cap Growth Fund
Fifth Third Equity Index Fund
Fifth Third Large Cap Core Fund
Fifth Third Short Term Bond Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Municipal Bond Fund
Fifth Third LifeModel Conservative FundSM
Fifth Third LifeModel Moderately Conservative FundSM
Fifth Third LifeModel Moderate FundSM
Fifth Third LifeModel Moderately Aggressive FundSM
Fifth Third LifeModel Aggressive FundSM
Fifth Third Small Cap Value Fund

II.  Compensation:

Fund Accounting Fees (Per Fund Per Year)

          Assets                                              Fees

          Up to $500 million                                  0.020%
          Over $500 million and up to $1 billion              0.015%
          Over $1 billion                                     0.010%

         There shall be an annual fee of $10,000 per additional Class of shares per Fund. The minimum annual fee per Fund shall be $30,000.

         In addition to the above Fund accounting fees, the Funds shall reimburse Fifth Third Bank for certain out-of-pocket expenses, including pricing of portfolio securities.

FIFTH THIRD FUNDS                           FIFTH THIRD BANK



By: _________________________               By: ____________________________
Name:                                           Name:
Title:                                          Title: